Exhibit 21.1

Subsidiaries of Atlantic Power Corporation

(as of March 2, 2017)

Subsidiary	State of Organization
Atlantic Power Holdings, Inc.	Delaware
Atlantic Power Generation, Inc.	Delaware
Atlantic Power Transmission, Inc.	Delaware
Atlantic Power Services, LLC	Delaware
Atlantic Piedmont Holdings, LLC	Delaware
Atlantic Power (US) GP Holdings, Inc.	Delaware
AP USGP Holdings, LLC	Delaware
Atlantic CDP, Inc.	Delaware
Piedmont Green Power, LLC	Delaware
Atlantic Cadillac Holdings, LLC	Delaware
Cadillac Renewable Energy, LLC	Delaware
Atlantic Power GP Inc.	British Columbia
Orlando Power Generation I, LLC	Delaware
Orlando Power Generation II, LLC	Delaware
Orlando Cogen Limited, LP	Delaware
Baker Lake Hydro, LLC	Delaware
Olympia Hydro, LLC	Delaware
Concrete Hydro Partners, LP	Minnesota
Koma Kulshan Associates, LP	California
Harbor Capital Holdings, LLC	Delaware
Epsilon Power Partners, LLC	Delaware
Chambers Cogeneration LP	Delaware
Atlantic Ridgeline Holdings, LLC.	Delaware
Delta Person LLC	Delaware
Epsilon Power Funding, LLC.	Delaware
Teton East Coast Generation, LLC.	Delaware
Teton Selkirk, LLC	Delaware
Selkirk Cogen Partners LP	Delaware
Selkirk Cogen Funding Corporation	Delaware
Atlantic Power Services Canada GP Inc.	British Columbia
Atlantic Power Services Canada LP	Ontario
Atlantic Power Limited Partnership (f/k/a Capital Power Income L.P.)	Ontario
Atlantic Power GP Inc. (f/k/a CPI Income Services Ltd.)	British Columbia
Atlantic Power Preferred Equity Ltd. (f/k/a CPI Preferred Equity Ltd.)	Alberta
Atlantic Power Energy Services (Canada) Inc. (f/k/a CP Energy Services (Canada) Inc.)	British Columbia
Atlantic Power (US) GP (f/k/a CP Power (US) GP)	Delaware
Atlantic Power (Coastal Rivers) Corporation (f/k/a Coastal Rivers Power Corporation)	British Columbia
Atlantic Power (Williams Lake) Ltd. (f/k/a CPI Power (Williams Lake) Ltd.)	British Columbia
Atlantic Power FPLP Holdings LLC (f/k/a CPI FPLP Holdings LLC)	Delaware
Frederickson Power Management Inc.	Washington
Atlantic Power GP II Inc.	British Columbia
APLP Holdings Limited Partnership	Ontario

Subsidiary	State of Organization
Frederickson Power LP	Washington
APDC, Inc. (f/k/a CPIDC, Inc.)	Washington
AP Power Holdings Inc. (f/k/a CPI Power Holdings Inc.)	Delaware
Atlantic Power USA LLC (f/k/a CPI Power USA LLC)	Delaware
Atlantic Power USA Holdings LLC (f/k/a CPI Power Holdings USA LLC)	Delaware
Atlantic Power Enterprises LLC (f/k/a CPI Power Enterprises LLC)	Delaware
Manchief Inc.	Delaware
Manchief Holding LLC	Delaware
Manchief Power Company LLC	Delaware
Curtis Palmer LLC	Delaware
AP (Curtis Palmer) LLC	Delaware
Curtis/Palmer Hydroelectric Company L.P.	New York
Atlantic Power Energy Services (US) LLC (f/k/a CPI Energy Services (US) LLC)	Delaware
Morris Cogeneration, LLC	Delaware
Atlantic Power USA Ventures, LLC (f/k/a CPI USA Ventures LLC)	Delaware
EF Oxnard LLC	California
EF Kenilworth LLC	California
Applied Energy LLC	California
Ridgeline Energy Holdings Inc.	Delaware
Ridgeline Energy LLC	Delaware
Ridgeline Energy Solar LLC	Delaware